Exhibit 99.1
For Additional Information:
Haug Scharnowski, Vice President Corporate Relations
763-535-8333
hscharnowski@navarre.com
NAVARRE REGAINS COMPLIANCE WITH NASDAQ LISTING
REQUIREMENTS
Trading Symbol to Change to “NAVR” on Friday, November 25, 2005
MINNEAPOLIS, MN — Nov. 22 — Navarre Corporation (Nasdaq: NAVRE), a publisher and distributor of a broad range of home entertainment and multimedia software products, announced today that it has been notified by The NASDAQ Stock Market in a letter dated November 22, 2005 that it has regained compliance with applicable requirements for continued listing on The NASDAQ National Market. Accordingly, Navarre’s trading symbol will be changed from “NAVRE” to “NAVR” effective with the open of the market on Friday, November 25, 2005.
As previously announced on November 16, 2005, NASDAQ had notified Navarre that it was not in compliance with its filing requirements, since the financial statements included in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 had not been reviewed by the Company’s auditors in accordance with Statement on Auditing Standards No. 100, and since the Form 10-Q did not include the requisite certifications under Sections 302 and 906 under the Sarbanes-Oxley Act of 2002. NASDAQ’s determination that Navarre has regained compliance with the requirements for continued listing was based on the Company’s filing of an amended Form 10-Q for the quarter ended September 30, 2005, which complied with the auditor review and certification requirements. Also, as announced on November 21, 2005, the Company filed amendments to the Form 10-K for the fiscal year ended March 31, 2005 and the quarter ended June 30, 2005 to reflect the restatement of the Company’s financial statements for the years ending March 31, 2005 and 2004, for the period ended March 31, 2003, and for unaudited quarterly financial data for the periods ended June 30, 2004, September 30, 2004, December 31, 2004 and June 30, 2005.
As a result of Navarre’s receipt of this notice from NASDAQ, it will not be required to request a hearing before a NASDAQ Listing Qualifications Panel. Accordingly, this NASDAQ compliance matter has now been closed and Navarre’s securities will continue to be listed on The NASDAQ National Market.
About Navarre Corporation
Navarre Corporation (Nasdaq: NAVRE — News) is a publisher and distributor of a broad range of home entertainment and multimedia products, including PC software, CD audio, DVD and VHS video, video games and accessories. Since its founding in 1983, the company has established distribution relationships with customers across a wide spectrum of retail channels which includes mass merchants, discount, wholesale club, office and music superstores, military and e-tailers nationwide. The company currently provides its products to over 18,000 retail and distribution center locations throughout the United States and Canada. Navarre has recently expanded its business to include the licensing and publishing of home entertainment and multimedia content, primarily through the acquisitions of Encore Software, Inc., BCI Eclipse Company, LLC, FUNimation Productions, Ltd. and The FUNimation Store, Ltd. For more information, please visit the company’s web site at http://www.navarre.com.
Safe Harbor
The statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbors created by these sections. The forward-looking statements are subject to risks and uncertainties and the actual results that the Company achieves may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to: potential restatements related to the Company’s review of application of FIN 46(R) to third party entities or relationships the Company’s revenues being derived from a small group of customers; the Company’s dependence on significant vendors; the Company’s dependence upon software developers and manufacturers and popularity of their products; the Company’s ability to maintain and grow its exclusive distribution business through agreements with music labels; the Company’s dependence upon a key employee and its Founder, namely, Eric H. Paulson, Chairman of the Board, President and Chief Executive Officer; the Company’s ability to attract and retain qualified management personnel; uncertain growth in the publishing segment; the acquisition strategy of the Company, including the successful integration of FUNimation, could disrupt other business segments and/or management; the seasonality and variability in the Company’s business and that decreased sales during peak season could adversely affect its results of operations; the Company’s ability to meet its significant working capital requirements related to distributing products; the Company’s ability to avoid excessive inventory return and obsolescence losses; the potential for inventory values to decline; the Company’s credit exposure due to reseller arrangements or negative trends which could cause credit loss; the Company’s ability to adequately and timely adjust cost structure for decreased demand; the Company’s ability to compete effectively in distribution and publishing, which are highly competitive industries; the Company’s dependence on third-party shipping of its product; the Company’s dependence on information systems; technological developments, particularly in the electronic downloading arena which could adversely impact sales, margins and results of operations; increased counterfeiting or piracy which could negatively affect demand for the Company’s products; the Company may not be able to protect its intellectual property; interruption of the Company’s business or catastrophic loss at a facility which could curtail or shutdown its business; the potential for future terrorist activities to disrupt operations or harm assets; significant Company stock volatility; the exercise of outstanding warrants and options adversely affecting stock price; the Company’s anti-takeover provisions, its ability to issue preferred stock and its staggered board may discourage take-over attempts beneficial to shareholders; because the Company does not intend to pay dividends, stock appreciation may yield the only return on an investment in Company stock; and the Company’s directors may not be personally liable for certain actions which may discourage shareholder suits against them. Other than the initial risk stated above, a detailed statement of risks and uncertainties is contained in the Company’s reports to the Securities and Exchange Commission, including in particular the Company’s Form 10-K and Form 10-K/A for the year ended March 31, 2005. Investors and shareholders are urged to read this document carefully.
The Company can offer no assurances that any projections, assumptions or forecasts made or discussed in this release, NAVARRE REGAINS COMPLIANCE WITH NASDAQ LISTING REQUIREMENTS, dated November 22, 2005, will be met, and investors should understand the risks of investing solely due to such projections. The Company undertakes no obligation to revise any forward- looking statements in order to reflect events or circumstances that may arise after the date of this press release.
Investors and shareholders may obtain free copies of the public filings through the website maintained by the SEC at http://www.sec.gov/ or at one of the SEC’s other public reference rooms in Washington D.C., New York, New York or Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information with respect to the SEC’s public reference rooms.